EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



PHC, Inc.
Peabody, MA


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s, 333-2246, 333-41494, 333-76137 and 333-117146)
and Form S-8 (No. 333-102402) of PHC, Inc. of our report dated August 23, 2005, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ BDO Seidman, LLP
Boston, MA

September 23, 2005





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